UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified in its Charter)

PARK CITY CAPITAL, LLC

PARK CITY CAPITAL OFFSHORE MASTER, LTD.

MICHAEL J. FOX

JOHN M. MUELLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed

Park City Capital Notes ISS’s Confirmation of

ARI Audit Chair Mortimore’s Troubling Track Record

DALLAS, TX, December 27, 2016 – Park City Capital, LLC, the beneficial owner of approximately 5.7% of the shares of ARI Network Services, Inc. (Nasdaq Capital Market: ARIS) that has initiated a proxy contest to elect two new directors to ARI’s six-member staggered board at ARI’s annual meeting to be held on January 5, 2017, notes that ISS has confirmed ARI audit chair William C. Mortimore’s troubling track record of financial oversight.

In its recently issued report, ISS noted with respect to Mortimore that “the fact pattern surrounding his departure from Merge—a company that he founded and which experienced serious accounting irregularities at the latter part of his tenure—is unlikely to inspire confidence among ARI shareholders.”

ISS included the following in its report:

“Mortimore served as director of Merge from 1987-2006, including as chairman and chief strategist from 2000-2006, and interim CEO during 2006. In January 2006, Merge started to receive anonymous whistleblower letters alleging accounting improprieties, specifically that the company was ‘improperly reporting its financial position in order to make the company look successful,’ according to a September 2012 court opinion. Merge’s audit committee retained outside counsel to conduct an investigation of the allegations. In June 2006, counsel concluded, according to the court opinion, that ‘Mortimore interfered with Merge’s audit confirmation process.’ The Merge board subsequently sought his resignation, and Mortimore resigned from the board on July 2, 2006.”

ISS further notes that “It seems that while Mortimore may not have been directly accountable for the problems at Merge, that board did not feel he was part of the solution, either.”

Park City Capital believes that ARI continues to be dishonest with shareholders regarding Mortimore’s questionable track record, as indicated by the following:

▪       ARI continues to state that the allegations against Mortimore are “baseless,” despite knowing that an arbitrator determined that Mortimore’s conduct was a “material violation of company policy” and constituted “willful misconduct” and despite knowing that Mortimore agreed to issue a “statement of regret” to the Merge board and to pay legal fees incurred by Merge in the litigation that Mortimore himself instituted against Merge.

▪       ARI continues to state that Mortimore was not charged by the SEC, even after being forced by the SEC to retract its statement that this “effectively exonerated” Mortimore. ARI was forced to issue the following retraction: “As a point of clarification, we wish to note that…the SEC’s decision not to pursue an enforcement action did not constitute an ‘exoneration’ of Mr. Mortimore.”

▪       ARI continues to state that the Merge board “did not request Mr. Mortimore to resign because it believed he had been part of any scheme to defraud,” despite knowing that Merge stated in litigation documents (and the court opinion cited by ISS states) that Merge’s board of directors “sought” and received Mortimore’s resignation from all positions with the company due to the board’s conclusion that he was involved in the accounting fraud. The law firm that represented Merge has publicly stated: “Upon discovery of his conduct, Merge’s board of directors gave Mortimore the choice to resign or to be terminated for cause. Mr. Mortimore chose to resign from all positions with the company…”

Park City Capital finds it to be quite astonishing that the ARI board either did not know about Mortimore’s questionable track record, or decided to make him audit chair anyway. Park City Capital asks shareholders to consider one straightforward question—who would appoint Mortimore as their audit chair knowing his background?

In its press releases dated November 30, 2016 and December 8, 2016, Park City Capital provided carefully supported facts about Mortimore’s involvement at Merge Healthcare, none of which were or can be disputed by the ARI board. We encourage shareholders to review the facts set out in our prior press releases.

If shareholders would like to receive copies of the documents detailing the above facts regarding Mortimore’s history at Merge Healthcare and additional prior SEC charges against him, and what Park City Capital believes are the ARI board’s false and deceptive statements regarding Mortimore, please contact Park City Capital or its proxy advisor, Alliance Advisors.

Park City Capital notes that ISS also concluded that “To be sure, ARI’s governance provisions fall short of best practices in a number of areas, including the company’s classified board structure.”

Shareholders of ARI should have received Park City Capital’s proxy statement and BLUE proxy card in the mail. Please vote our BLUE proxy card in favor of our director nominees in support of our efforts to effect positive change at ARI for all shareholders.

We urge you not to return any proxy card provided by ARI. To support Park City Capital, you should return our BLUE proxy card and discard any proxy card you receive from ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by ARI, or on any other matter, by returning ARI’s proxy card. If you have already provided ARI with an executed proxy, you may revoke it by executing a later dated BLUE proxy card.

If you have not received our BLUE proxy card, or need any assistance with voting, please contact Alliance Advisors, our proxy advisor, toll-free at 855-737-3183.

If you would like to speak with Michael J. Fox of Park City Capital, we urge you to contact him directly at 214-855-0801.

# # #

Park City Capital, LLC and Park City Capital Offshore Master, Ltd. have filed with the Securities and Exchange Commission, and mailed to shareholders on or about November 29, 2016, a definitive proxy statement and a blue proxy card in connection with their solicitation of votes for the election of director nominees at the “2017” annual meeting of shareholders of ARI Network Services, Inc.

Park City Capital Offshore Master, Ltd. beneficially owns 1,000,000 shares of common stock of ARI. Park City Capital, LLC, which is the investment manager of Park City Capital Offshore Master, Ltd., and Michael J. Fox, who serves as the managing member of Park City Capital, LLC, also beneficially own these shares.

Park City Capital, LLC, Park City Capital Offshore Master, Ltd., their control persons, and their nominees to the ARI board are the participants in this proxy solicitation. Information regarding the participants and their interests in the solicitation is included in Park City Capital’s definitive proxy statement and other materials filed with the SEC. SHAREHOLDERS OF ARI SHOULD READ SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING AND PARK CITY CAPITAL’S NOMINEES TO THE BOARD AND SOLICITATION OF PROXIES. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.

Contact:

Alliance Advisors

Peter Casey, 973-873-7710

Toll-free number: 855-737-3183